UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 31, 2015 (December 31, 2015)

COMMUNITY HEALTH SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15925	13-3893191
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4000 Meridian Boulevard

Franklin, Tennessee 37067

(Address of principal executive offices)

Registrant’s telephone number, including area code: (615) 465-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 31, 2015, CHSPSC, LLC, a wholly-owned subsidiary of Community Health Systems, Inc. (the “Company”), entered into a consultancy agreement (the “Consulting Agreement”) with William S. Hussey, the retiring Division President who oversaw the Company’s Division VI Operations, including affiliated hospitals in Florida, Georgia and South Carolina. Mr. Hussey is retiring from this position effective at the end of 2015. Pursuant to the Consulting Agreement, Mr. Hussey will provide certain consulting services related to matters of administration, healthcare operations, healthcare management and other matters as requested by Wayne T. Smith, Chairman and Chief Executive Officer. The term of the Consulting Agreement will be January 1, 2016 to March 31, 2018, subject to the right of either party to terminate the Consulting Agreement at any time upon 30 days written notice. During the term of the Consulting Agreement, Mr. Hussey will be entitled to receive consulting fees of $12,500 per month for the January 2016 to December 2017 period (with no fees payable for the January 2018 to March 2018 period) and will be subject to restrictions on competing with CHSPSC, LLC or its affiliates. He will also continue to vest in any previously granted stock options and restricted stock of Community Health Systems, Inc. in accordance with the applicable vesting schedule.

The foregoing summary of the Consulting Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Consulting Agreement, which is filed as Exhibit 10.1 hereto and incorporated into this report by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

The following items are included as Exhibits to this Form 8-K and incorporated herein by reference:

Exhibit No.	Description

10.1	Consultancy Agreement, dated December 31, 2015, by and between CHSPSC, LLC and William S. Hussey.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 31, 2015	COMMUNITY HEALTH SYSTEMS, INC.
(Registrant)

	By:	/s/ Wayne T. Smith
Wayne T. Smith
Chairman of the Board and Chief Executive Officer
(principal executive officer)

	By:	/s/ W. Larry Cash
W. Larry Cash
President of Financial Services, Chief Financial Officer and Director
(principal financial officer)

Exhibit Index

Exhibit No.	Description

10.1	Consultancy Agreement, dated December 31, 2015, by and between CHSPSC, LLC and William S. Hussey.